As filed with the Securities and Exchange Commission on August 21, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FISERV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Wisconsin	39-1506125
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

255 Fiserv Drive Brookfield, Wisconsin	53045
(Address of Principal Executive Offices)	(Zip Code)

401(k) Savings Plan of Fiserv, Inc. and

Its Participating Subsidiaries

(Full Title of the Plan)

Thomas J. Hirsch	with a copy to:
Executive Vice President,
Chief Financial Officer, Treasurer	Benjamin F. Garmer, III
and Assistant Secretary	John K. Wilson
Fiserv, Inc.	Foley & Lardner LLP
255 Fiserv Drive	777 East Wisconsin Avenue
Brookfield, Wisconsin 53045	Milwaukee, Wisconsin 53202
(262) 879-5000	(414) 271-2400
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01, with attached Preferred Stock Purchase Rights	1,000,000 shares and rights	$47.125	(3)	$47,125,000	(3)	$1,446.74

(1)	Each share of Fiserv, Inc. common stock has attached thereto one Preferred Stock Purchase Right.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares of common stock (and related Rights) that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the anti-dilution provisions of the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries.
(3)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for Fiserv, Inc. common stock on The Nasdaq Global Select Market on August 16, 2007. The value attributed to the Rights is reflected in the price of the common stock.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement on Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by Fiserv, Inc. (the “Company”) or the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries (the “Plan”) are hereby incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the year ended December 31, 2006.

(b) The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007.

(c) The Company’s Current Reports on Form 8-K dated January 31, February 23, May 23, May 24, July 11, August 2, and August 14, 2007.

(d) The Plan’s Annual Report on Form 11-K for the year ended December 31, 2006, which includes audited financial statements as of and for the year ended December 31, 2006.

(e) The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, dated September 3, 1986, including any amendment or report filed for the purpose of updating such description.

(f) The description of the Company’s Preferred Stock Purchase Rights contained in the Company’s Registration Statement on Form 8-A, dated February 23, 1998, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this registration statement and prior to such time as the Company files a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities.

Not applicable.

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Item 5.	Interests of Named Experts and Counsel.

Charles W. Sprague, Esq., Executive Vice President, General Counsel, Chief Administrative Officer and Secretary of the Company will pass upon certain legal matters in connection with the securities registered under this Registration Statement. Mr. Sprague beneficially owns 159,538 shares of Fiserv, Inc. common stock, which number includes vested but unexercised stock options.

Item 6.	Indemnification of Directors and Officers.

Pursuant to the provisions of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

The Company’s By-laws provide for indemnification and advancement of expenses of officers and directors to the fullest extent provided by the Wisconsin Business Corporation Law.

The indemnification provided by the Wisconsin Business Corporation Law and the Company’s By-laws is not exclusive of any other rights to which a director or officer of the Company may be entitled.

The Company maintains an insurance policy which indemnifies its officers and directors against certain liabilities.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed as part of this Registration Statement.

The undersigned registrant hereby undertakes that it has submitted or will submit the Plan, and any amendment thereto, to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to continue the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

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Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

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(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on August 20, 2007.

FISERV, INC.

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on August 20, 2007. Each person whose signature appears below constitutes and appoints Jeffery W. Yabuki, President and Chief Executive Officer, Thomas J. Hirsch, Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, and Charles W. Sprague, Executive Vice President, General Counsel, Chief Administrative Officer and Secretary, and each of them individually, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Donald F. Dillon	Chairman of the Board
Donald F. Dillon

/s/ Jeffery W. Yabuki	Director, President and Chief Executive Officer
Jeffery W. Yabuki	(Principal Executive Officer)

/s/ Thomas J. Hirsch	Executive Vice President, Chief Financial Officer,
Thomas J. Hirsch	Treasurer and Assistant Secretary
(Principal Financial and Accounting Officer)

/s/ Daniel P. Kearney	Director
Daniel P. Kearney

/s/ Gerald J. Levy	Director
Gerald J. Levy

/s/ Glenn M. Renwick	Director
Glenn M. Renwick

/s/ Kim M. Robak	Director
Kim M. Robak

Director
Thomas C. Wertheimer

Pursuant to the requirements of the Securities Act of 1933, Fiserv, Inc. has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin, on August 20, 2007.

401(k) SAVINGS PLAN OF FISERV, INC. AND ITS PARTICIPATING SUBSIDIARIES

By:	Fiserv, Inc. the administrator of the 401(k) Savings Plan of Fiserv, Inc. and Its Participating Subsidiaries

By:	/s/ Jeffery W. Yabuki
Jeffery W. Yabuki
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Restated Articles of Incorporation (1)

4.2	Amended and Restated By-laws (2)

4.3	Shareholder Rights Agreement (3)

4.4	First Amendment to Shareholder Rights Agreement (4)

4.5	Second Amendment to Shareholder Rights Agreement (5)

4.6	401(k) Savings Plan of Fiserv, Inc. and its Participating Subsidiaries (6)

5	Opinion of Charles W. Sprague, Esq.

23.1	Consent of independent registered public accounting firm

23.2	Consent of Charles W. Sprague, Esq. (contained in Exhibit 5 hereto)

24	Power of Attorney (included on the signature page to this Registration Statement)

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 23, 2007.
(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 16, 2007.
(3)	Incorporated by reference to Exhibit 4 to the Company’s Current Report on Form 8-K filed on February 24, 1998.
(4)	Incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (File No. 333-34310).
(5)	Incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 10-K filed on February 27, 2001.
(6)	Incorporated by reference to Exhibit 28 to the Company’s Registration Statement on Form S-8 (File No. 33-56748).